DIGITEC 2000, INC.

                              10% PROMISSORY NOTE

No. 1-A                                                        February 16, 1999

      DIGITEC 2000, INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to TECNET, INC., a Mississippi corporation, the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) ON DEMAND.

      Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by wire transfer in immediately available funds over the Federal Wire Transfer System to the registered holder hereof at the written instruction of the registered holder hereof or, at the option of the registered holder hereof, in such manner and at such other place in the Untied States of America as the registered holder hereof shall have designated to the Company in writing. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next Business Day. "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other day on which banks in New York, New York are required by law to close or are customer closed.

      The Company's obligations under this Note are unconditional and not subject to deduction, diminution, abatement, counter-claim, defense or set-off for any reason whatsoever. The Company's obligations hereunder shall not be subordinate to any other indebtedness of the Company.

      This Note is registered on the books of the Company and is transferable only by surrender thereof at the office of the Company in New York, New York, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                             DIGITEC 2000, INC.


                                             By: /s/ Frank C. Magliato
                                                --------------------------------
                                                Its: President/CEO
                                                    ----------------------------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.